Exhibit 99.1

NEWS RELEASE

Investor Contact:
Janet L. Ford, Investor Relations Director
janet.ford@associatedbank.com
414-278-1890

Media Contact:
Autumn Latimore, Public Relations Director
autumn.latimore@associatedbank.com
414-278-1860
Associated Banc-Corp Declares Quarterly Cash Dividend
GREEN BAY, Wis. — April 26, 2011 — The Board of Directors of Associated Banc-Corp (NASDAQ: ASBC) announced today a regular quarterly cash dividend of one cent ($0.01) per share, payable on May 16, 2011, to shareholders of record on May 6, 2011.
About Associated Banc-Corp
Associated Banc-Corp (NASDAQ: ASBC) is one of the top 50 financial services holding companies operating in the United States. At December 31, 2010, Associated had total assets of $22 billion. Headquartered in Green Bay, Wis., Associated has approximately 280 banking locations serving more than 150 communities in Wisconsin, Illinois and Minnesota. The company offers a full range of banking services and other financial products and services. More information about Associated Banc-Corp is available at www.associatedbank.com.
Statements made in this document that are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. These statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” or similar expressions. Outcomes related to such statements are subject to numerous risk factors and uncertainties including those listed in the Company’s most recent Annual Report filed on Form 10-K as updated by the Company’s most recent Form 10-Q.
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